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                                                                      EXHIBIT 23


INDEPENDENT ACCOUNTANTS' CONSENT


We consent to incorporation by reference in the Registration Statement on Form S-1 of Discover Card Trust 1993 B (Registration Number 33-57302) of the Independent Accountants' Report dated January 22, 1999, delivered pursuant to
Section 3.06 of the Pooling and Servicing Agreement dated as of February 1, 1993, as amended, between Greenwood Trust Company and Wilmington Trust Company as Trustee, filed as Exhibit 99(B) to the Transition Report on Form 10-K of Discover Card Trust 1993 B for the period from January 1, 1998 through November 30, 1998.



                                                  /s/ Deloitte & Touche, LLP
                                                  ------------------------------


February 19, 1999